EXHIBIT 10.1

ADDENDUM TO PROMISSORY NOTE

THIS ADDENDUM TO PROMISSORY NOTE (this " Addendum") is dated November 18, 2005, between MICROHELIX, INC., an Oregon corporation (the "Borrower"), and MARTI D. LUNDY (the "Lender").

A. Borrower made a Promissory Note dated April 8, 2005 (the "Note") in favor of the Lender in the principal amount of $1,250,000.00; and

B. The parties desire to amend the Note pursuant to the terms of this Addendum.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Continuing Effectiveness. Except as modified herein, all of the terms, conditions, covenants, and restrictions set forth in the Note shall remain in full force and effect among the parties.

2.  Payment. Section 1 of the Note shall be amended in its entirety to read as follows: "Subject to the terms and conditions of this Note, Borrower promises to pay to the order of Lender the principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), together with interest on the unpaid principal mount from the date of this Note. The first six payments are due on May 8, 2005, June 8, 2005, July 8, 2005, August 8, 2005, September 8, 2005, and October 8, 2005, and these payments shall be interest-only payments in the amount of $10,416.67 each. A payment in the amount of $23,482.16 each shall be due on November 8, 2005 and December 8, 2005 that includes an interest payment of $10,417.67 and a principal payment of $13,064.49. A payment in the amount of $43,482.16 shall be due on January 8, 2006 and subsequent payments of $43,482.16 each are due on the eight day of each following month until April 8, 2008, at which time the unpaid principal amount, together with accrued interest is due in its entirety." Section 1 of the Note as amended herein shall remain in full force and effect among the parties.

BORROWER:

MICROHELIX, INC., an Oregon corporation

By:	/s/ Tyram H. Pettit
Tyram H. Pettit
Title: President & CEO

LENDER:

/s/ Marti D. Lundy
Marti D. Lundy